PRESS RELEASE Pieris Pharmaceuticals and Boston Pharmaceuticals Enter into an Exclusive Worldwide Product License for PRS-342, a 4-1BB/GPC3 Immuno-Oncology Bispecific  Pieris will receive $10 million upfront and be entitled to receive additional milestone payments and tiered royalties  Boston Pharmaceuticals will be primarily responsible for development of the program, with both parties collaborating during the investigational new drug (IND)-enabling stage BOSTON and CAMBRIDGE, Mass., April 26, 2021 - Pieris Pharmaceuticals, Inc. (NASDAQ: PIRS) and Boston Pharmaceuticals today announced that the companies have entered into an exclusive product license agreement to develop PRS-342, a 4-1BB/GPC3 preclinical immuno-oncology Anticalin®- antibody bispecific fusion protein. Under the terms of the agreement, Boston Pharmaceuticals has exclusively licensed worldwide rights to PRS-342. Pieris will receive an upfront payment of $10 million and is further entitled to receive up to approximately $353 million in development, regulatory, and sales- based milestone payments, and tiered royalties on sales of PRS-342. Pieris will also contribute an undisclosed amount toward manufacturing activities. “Based on the encouraging preclinical data from PRS-342, as well as data demonstrative of the 4-1BB mechanism of action we have seen from Pieris’ other immuno-oncology programs, we are excited to have the opportunity on a global scale to progress this program into clinical development in areas of significant unmet need,” said Robert Armstrong, Chief Executive Officer of Boston Pharmaceuticals. “We look forward to working with Pieris, benefiting from both their strong early-stage development expertise and their deep understanding of immuno-oncology bispecifics.” “Our recent presentations at AACR for our HER2- and PD-L1-targeting 4-1BB bispecifics demonstrate the potency of our costimulatory approach, especially our bispecific antibodies’ ability to achieve clinical benefit, including in patients who have failed checkpoint therapy. It is therefore rewarding to see another one of our 4-1BB-based Anticalin bispecifics for immuno-oncology moving towards the clinic,” said Stephen S. Yoder, President and Chief Executive Officer of Pieris. “Boston Pharmaceuticals has a strong leadership team and proven track record of developing a broad range of assets, including in oncology, and we look forward to the advancement of this next-generation bispecific and to directly supporting some crucial next steps towards clinical initiation.” About Pieris Pharmaceuticals: Pieris is a clinical-stage biotechnology company that discovers and develops Anticalin® protein-based drugs to target validated disease pathways in a unique and transformative way. Our pipeline includes inhalable Anticalin proteins to treat respiratory diseases and immuno-oncology multi-specifics tailored for the tumor microenvironment. Proprietary to Pieris, Anticalin proteins are a novel class of therapeutics validated in the clinic and by partnerships with leading pharmaceutical companies, including AstraZeneca, Seagen, and Servier. Anticalin® is a registered trademark of Pieris. For more information, visit www.pieris.com. About Boston Pharmaceuticals: Boston Pharmaceuticals is a clinical stage biopharmaceutical company that leverages an experienced drug development team to advance a portfolio of high value candidates that address important unmet medical needs. The Company partners with innovative biotechnology and pharmaceutical companies to acquire drug development candidates. We adhere to a rigorous decision-making process, follow the data, and advance only those programs that meet our stringent development hurdles. We look to establish value creating partnerships with the world’s leading biotechnology and pharmaceutical companies that help advance programs to commercial stage. We are continuously seeking new opportunities to leverage our model to create a path to value for our patients and partners. Boston Pharmaceuticals is a portfolio company of Waypoint Capital, an investment firm based in Europe and focused on healthcare, medical technologies, and asset management. For more information, please visit www.bostonpharmaceuticals.com or follow us on Twitter @BosPharma and LinkedIn. Forward-Looking Statements: This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, whether data from patients enrolled to date will be sufficient to inform the recommended phase 2 dose for the Company’s planned proof of concept study of cinrebafusp alfa in gastric cancer; the expected timing and potential outcomes of the reporting by the Company of key clinical data from its programs, references to novel technologies and methods and our business and product development plans, including the advancement of our proprietary and co-development programs into and through the clinic and the expected timing for reporting data, making IND filings or achieving other milestones related to our programs, including PRS-060/AZD1402, cinrebafusp alfa, PRS-344, and PRS-352 and the expected timing of the initiation of the next stage of cinrebafusp alfa’s development in gastric cancer. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, our ability to raise the additional funding we will need to continue to pursue our business and product development plans; the inherent uncertainties associated with developing new products or technologies and operating as a development stage company; our ability to develop, complete clinical trials for, obtain approvals for and commercialize any of our product candidates, including our ability to recruit and enroll patients in our studies; competition in the industry in which we operate; delays or disruptions due to COVID-19; and market conditions. These forward-looking statements are made as of the date of this press release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents we file with the SEC available at www.sec.gov, including without limitation the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and the Company's Quarterly Reports on Form 10-Q. Contacts: Pieris Pharmaceuticals, Inc. Maria Kelman Executive Director, Investor Relations +1 857 362 9635 kelman@pieris.com Boston Pharmaceuticals Susan Sharpe or Emily Wong MacDougall +1 781 235 3060 bostonpharmaceuticals@macbiocom.com